SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2006
Date of Report (Date of earliest event reported)

PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)

(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 1.01 Entry Into a Material Definitive Agreement.  On March 16, 2006, the Compensation, Nominating & Governance Committee of the Board of Directors of Payless ShoeSource, Inc. (the “Committee”) approved certain amendments to the 2006 performance goals under the Payless ShoeSource, Inc. Incentive Compensation Plan (the “Incentive Plan”).  Specifically, the Committee increased the individual targets established under the Incentive Plan for the Chief Executive Officer and the other named executive officers of the Corporation.  For the Chief Executive Officer, the target was increased from 75% to 85% of base salary.  For each of the other named executive officers, the target was increased from 45% to 50% of base salary.  The Incentive Plan provides for the payment of incentive compensation to executive officers based on the achievement of pre-established financial performance measures.  For fiscal 2006, the annual component of the Incentive Plan award is based on the Corporation’s performance with respect to earnings before interest and taxes.  Incentive awards made under the Incentive Plan are intended to constitute qualified performance-based compensation satisfying the requirements of Section 162(m) of the Internal Revenue Code.  Awards paid under the Incentive Plan are paid in cash.  The Committee reserves the right under the Incentive Plan to adjust upward or downward any award as determined under the Incentive Plan, except that with respect to an employee deemed a “covered employee” under Section 162(m) and the Incentive Plan, no adjustments can be made to increase an award to that covered employee. The maximum award any individual is eligible to receive for fiscal 2006 performance is $1.85 million.  A copy of the Incentive Plan was filed as an exhibit to the Corporation’s Form 10-K for the fiscal year ended February 2, 2002.

In addition, as a result of the attainment of the 2005 fiscal year performance goals under the Incentive Plan, the Committee approved the payment of the incentive cash payments listed below to the Chief Executive Officer and other named executive officers of the Corporation.  The payments were consistent with the terms of the Incentive Plan and were not increased by the Committee.

NAME	POSITION	2005 ANNUAL INCENTIVE PAYMENTS (on or about April 14, 2006)

Matt E. Rubel	Chief Executive Officer and President	$829,644

Darrel J. Pavelka	Senior Vice President	$353,743

Ullrich E. Porzig	Senior Vice President, Chief Financial Officer and Treasurer	$347,625

Jay A. Lentz	Senior Vice President	$329,827

Michael J. Massey	Senior Vice President, General Counsel & Secretary	$282,272

The Committee further approved the forms of agreement specified below for grants to be made in 2006 under the Payless ShoeSource, Inc. 1996 Stock Incentive Plan to employees of the Corporation, including named executive officers:

•	Option Award Agreement

•	Stock Settled Stock Appreciation Right Award Agreement (Performance based)

•	Stock Settled Stock Appreciation Right Award Agreement (non-performance based)

•	Restricted Stock Award

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #	DESCRIPTION

10.1	Form of Option Agreement

10.2	Form of Stock Settled Stock Appreciation Right Agreement (performance based)

10.3	Form of Stock Settled Stock Appreciation Right Agreement (non-performance based)

10.4	Form of Restricted Stock Award

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.

Date: March 21, 2006	By:	/s/ Ullrich E. Porzig

Ullrich E. Porzig
Senior Vice President
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

10.1	Form of Option Agreement

10.2	Form of Stock Settled Stock Appreciation Right Agreement (performance based)

10.3	Form of Stock Settled Stock Appreciation Right Agreement (non-performance based)

10.4	Form of Restricted Stock Award